UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
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☐  Definitive Proxy Statement
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PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEDEVCO CORP.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	October 7, 2015
	TIME:	10:00 a.m. local time
	LOCATION:	Hilton Stamford Hotel & Executive Meeting Center, 1 First Stamford Place, Stamford, Connecticut, 06902

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/PED and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/PED

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before September 23, 2015.

you may enter your voting instructions at https://www.iproxydirect.com/PED until 11:59 pm eastern time October 6, 2015.

The purposes of this meeting are as follows:

1. To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in the proxy statement

2. To consider and vote upon a proposal to approve and ratify, for purposes of Section 712 of the Company Guide of the NYSE MKT, LLC, the issuance of up to 66,625,000 shares of common stock to Golden Globe Energy (US), LLC (and its assigns) upon conversion of our outstanding shares of Series A Convertible Preferred Stock, as set forth in greater detail in the proxy statement

3. To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, to increase by 3 million the number of shares of common stock reserved for issuance under the plan

4. To consider and vote upon a proposal to ratify the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2015

5. To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting

6. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on August 21, 2015 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and Series A Convertible Preferred Stock

The Board of Directors recommends that you vote 'for all' in proposal 1 above, and ‘for’ all other proposals above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

PEDEVCO Corp. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT